Exhibit 23.6
CONSENT OF NOMINEE FOR DIRECTOR OF
RIDGEBURY TANKERS LTD
I hereby consent to the reference to me as a director-nominee in the prospectus included in the registration statement on Form S-1/A of Ridgebury Tankers Ltd, as shall be filed with the U.S. Securities and Exchange Commission and any and all amendments thereto.
/s/ Robert L. Lewis
Name: Robert L. Lewis
Date: September 1, 2010